UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Our 2016 Annual Meeting of Stockholders was held on May 18, 2016. We had 19,538,796 shares of common stock outstanding and entitled to vote as of March 24, 2016, the record date for the Annual Meeting. At the Annual Meeting, 16,644,643 shares of common stock were present or represented by proxy.

At the Annual Meeting, stockholders:

(1) elected Charles M. Baum, M.D., Ph.D.; Henry J. Fuchs, M.D.; Michael Grey; Craig Johnson; Rodney W. Lappe, Ph.D.; and William R. Ringo as directors to hold office until the 2017 Annual Meeting of Stockholders; and

(2) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles M. Baum, M.D., Ph.D.	13,060,100	12,272	3,572,271
Henry J. Fuchs, M.D.	13,048,957	23,415	3,572,271
Michael Grey	13,019,418	52,954	3,572,271
Craig Johnson	13,018,648	53,724	3,572,271
Rodney W. Lappe, Ph.D.	13,049,705	22,667	3,572,271
William R. Ringo	12,772,899	299,473	3,572,271

Proposal 2. Ratification of the selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,568,607	67,739	8,297	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016	MIRATI THERAPEUTICS, INC.

	By:	/s/ Jamie A. Donadio
Jamie A. Donadio
Senior Vice President and Chief Financial Officer

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